UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 28, 2005

    PURE BIOSCIENCE
(Exact name of registrant as specified in its charter)

California (State or other jurisdiction of incorporation)	0-21019 (Commission File Number)	33-0530289 (IRS Employer Identification No.)

1735 Gillespie Way, El Cajon, California (Address of principal executive offices)	92020 (Zip Code)

        Registrant’s telephone number, including area code (619) 596-8600

        Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[    ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[    ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[    ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[    ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01   Regulation FD Disclosure

Capitalization Update

The following information is being provided to shareholders and all interested parties in conjunction with development and execution of Pure Bioscience’s finance strategy and capitalization.

In March and April 2005, the Company conducted a private placement of 758,329 shares of common stock to 13 accredited investors for $375,000. The Company also had outstanding stock options on 250,000 shares exercised for $132,500.

The Company also cancelled 2,000,000 shares of common stock transferred to it by Next9 LLC., in consideration of the Company not entertaining competing offers for its water treatment division for a three week period which has since expired.

As of April 28, 2005, the Company currently has 17,330,917 shares of common stock outstanding and would have approximately 23.4 million shares outstanding on a fully diluted basis.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

PURE BIOSCIENCE

Dated: April 28, 2005

/s/ Michael L. Krall
MICHAEL L. KRALL
Michael L. Krall, Chief Executive Officer